PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”

Our Ref: 8672-38860

17 December 2024

The Directors

Reading Entertainment Australia Pty Ltd Level 1, 98 York Street

South Melbourne VIC 3205

and to each entity listed in the schedule of the Facility Agreement Dear Directors,

RENEWAL AND AMENDMENT OF BANKING FACILITIES

We refer to the Facility Agreement dated 4 April 2024 (as amended from time to time) between Reading Entertainment Australia Pty Ltd ACN 070 893 908 (Company) and each Guarantor and National Australia Bank Limited (ABN 12 004 044 937) (Bank) (Agreement).

Terms defined in the Agreement have the same meanings in this letter.

1	The Company, each Guarantor and the Bank agree that the Agreement is amended as set out in the Schedule.
2

The amendments set out in paragraph 1 of this letter take effect upon the Bank receiving an original of this letter duly executed by the Company on its own behalf and on behalf of each Guarantor within 20 Business Days of this letter.

3	The Company, on its own behalf and on behalf of each Guarantor, confirms that the representations and warranties in Clause 9 of the Agreement continue to be correct and are not misleading.
4	This letter may consist of a number of copies, each signed by one or more parties to this letter. If so, the signed copies are treated as making up the one letter.
5	The Bank reserves its rights in relation to any breach of the Transaction Documents.
6	The Company, each Guarantor and the Bank agree that the Agreement, as amended by this letter, and each of the other Transaction Documents remain in full force and effect.
7

If you do not want the Facilities to be renewed and amended in accordance with this letter, please notify us in writing within 20 Business Days of this letter. If you provide us with such notification, the Facilities will not be renewed and amended and any Moneys Owing will be due and payable on the date advised by the Bank and the Facilities will be cancelled.

8

Nothing in this letter or otherwise operates as a waiver of any obligation of the Company or Guarantors nor shall anything prevent any further or other exercise, or the exercise, of any right or remedy of the Bank.

9

The parties acknowledge and agree that this letter is a “Transaction Document” for the purposes of the Agreement. The parties also acknowledge that the Banking Code of Practice does not apply to the Transaction Documents and the transactions under them as they are not a

‘small business’ as defined therein. By entering into this letter, the parties accept and agree to the terms set out above.

10	If there is a conflict between the Agreement and this letter, the terms of this letter prevail.
11

This letter will be governed by and construed in accordance with the laws in force in the Governing Law Jurisdiction and each party submits to the non-exclusive jurisdiction of the courts of the Governing Law Jurisdiction.

Please do not hesitate to contact Meagan Zwerwer on 0455 060 301 if you have any queries in relation to this letter.

Yours faithfully

    /s/ Meagan Zwerwer

Meagan Zwerwer

Director, Corporate Banking VIC National Australia Bank Limited Level 17, 395 Bourke Street

Melbourne VIC 3000

Mob: 0455 060 301

Email: Meagan.Zwerwer@nab.com.au

Version 1 UCT Nov 2023

CONFIRMATION AND AGREEMENT

To:National Australia Bank Limited

The Borrower and each Guarantor acknowledges it has read this letter and understands and agrees to be bound by the terms of this letter.

Each Transaction Party accepts and agrees to the terms of this letter by signing below.

Executed by	)
Reading Entertainment Australia Pty Ltd ACN 070 893 908)
Australia Country Cinemas Pty Ltd ACN 076 276 349)
Reading Cinemas Asset Management Pty Ltd ACN 122 571 420)
Burwood Developments Pty Ltd ACN 105 384 905)
Epping Cinemas Pty Ltd ACN 073 997 172)
Hotel Newmarket Pty Ltd ACN 094 367 969)
Newmarket Properties Pty Ltd ACN 105 386 409)
Newmarket Properties No. 2 Pty Ltd ACN 109 038 806)
Newmarket Properties #3 Pty Ltd ACN 126 697 505)
Reading Armadale Pty Ltd ACN 107 939 211)
Reading Belmont Pty Ltd ACN 126 697 498)
Reading Bundaberg 2012 Pty Ltd ACN 122 406 320)
Reading Charlestown Pty Ltd ACN 123 938 483)
Reading Cinemas Pty Ltd ACN 073 808 643)
Reading Cinemas Management Pty Ltd ACN 122 406 311)
State Cinema Hobart Pty Ltd ACN 108 861 061)
Reading Dandenong Pty Ltd ACN 129 018 739)
Reading Elizabeth Pty Ltd ACN 114 582 099)
Reading Exhibition Pty Ltd ACN 103 529 782)
Reading Licences Pty Ltd ACN 089 544 605)
Reading Maitland Pty Ltd ACN 126 697 461)
Reading Melton Pty Ltd ACN 109 074 517)
Reading Properties Pty Ltd ACN 071 195 429)
Reading Properties Indooroopilly Pty Ltd ACN 121 284 884)
Reading Noosa Pty Ltd ACN 128 819 483)
Reading Property Holdings Pty Ltd ACN 126 289 772)
Reading Rouse Hill Pty Ltd ACN 123 245 885)
Reading Sunbury Pty Limited ACN 109 074 571)
Rhodes Peninsula Cinema Pty Limited ACN 120 827 812)
Westlakes Cinema Pty Ltd ACN 108 531 308)
Reading Busselton Pty Ltd ACN 143 633 096)
Reading Cannon Park Pty Ltd ACN 609 837 569)
Angelika Anywhere Pty Ltd ACN 642 993 593)
Reading Jindalee Pty Ltd ACN 629 483 914)
Reading Devonport Pty Ltd ACN 629 484 126)
Reading Altona Pty Ltd ACN 634 384 311)
Reading South City Square Pty Ltd ACN 616 892 936)
Reading Traralgon Pty Ltd ACN 618 457 202)
Reading Burwood Pty Ltd ACN 619 050 396)
Reading Cinemas Auburn Pty Ltd ACN 633 008 401)
Reading Auburn Pty Ltd ACN 126 697 470
/s/ Ellen Marie Cotter	/s/ Wayne Douglas Smith.
Ellen Marie Cotter	Wayne Douglas Smith
Director	Director Date: 19 December 2024

Each person signing above certifies that his/her signature is to be treated as constituting a separate signing as director of each entity listed above respectively.

Version 1 UCT Nov 2023

SCHEDULE – RENEWAL AND AMENDMENT OF THE AGREEMENT

The Agreement is amended in the following manner:

•	The Facility Agreement is amended by deleting Clause 9.5 (h) and replacing it with the following:

Cannon Park Property: as soon as practicable, but in any event by [***] (or, if a Delay Event occurs, such later date as agreed by the Company and Bank in writing), a duly executed contract of sale in respect of the Cannon Park Property confirming a purchase price of no less than [***] and a settlement term of no longer than 75 days.

•

The Bank proposes to continue to provide these Facilities until the revised termination date (Revised Termination Date) as detailed in the table below on the terms and conditions set out in the Agreement and subject to the acceptance by the Company on its own behalf and on behalf of each Guarantor.

Borrower	Facility	Amount	Current Termination Date	Revised Termination Date
Reading Entertainment Australia Pty Ltd ACN 070 893 908	Bridge Facility / Corporate Markets Loan	$20,000,000	31 March 2025	30 April 2025

Version 1 UCT Nov 2023